Exhibit 10.1

JOINT VENTURE INTEREST PURCHASE AGREEMENT

This JOINT VENTURE INTEREST Purchase Agreement (this “Agreement”) is made and entered into as of September 25, 2018 (the “Effective Date”), by and between Gopher Protocol, Inc., a Nevada corporation (the “Buyer”), and Guardian Patch, LLC, a Nevada limited liability company (the “Seller”).

WHEREAS, as of the Effective Date, the Seller is the record and beneficial owner of a fifty percent (50%) joint venture interest (the “JV Interest”) of the Guardian Patch Joint Venture (the “Company”); and

WHEREAS, on the terms and subject to the conditions set forth herein, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the JV Interest.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

1.            Definitions.

(a)       “Affiliate” means, with respect to any Person: (i) any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person; or (ii) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person. For purposes of the foregoing, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(b)       “Confidential and Proprietary Information” means all information and any business concept including any idea in whatever form, tangible or intangible, pertaining to the business of the Company, or to the Company’s customers, clients, consultants, suppliers, vendors or business associates (including, without limitation, any information or any business concepts relating to any of the products, services or marketing plans of the Company), which information the Company maintains as confidential or proprietary, and which includes, among other things, the existence of this Agreement and its terms, and the fact that the Buyer is purchasing the JV Interest from the Seller.

(c)       “Lien” means any lien, security interest, mortgage, pledge, charge, claim or encumbrance of any kind, nature or character.

(d)       “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(e)       “Purchase Price” means 12,500,000 common shares of GOPH (about $15,000,000)

2.            Purchase and Sale of JV Interest; Closing.

(a)       Purchase and Sale of JV Interest. Subject to and in accordance with the terms and conditions set forth in this Agreement, the Seller shall sell, assign, transfer, and deliver to the Buyer, and the Buyer shall purchase, acquire, and accept from the Seller all right, title, and interest of the Seller in and to the JV Interest, free and clear of any Liens, in exchange for the Buyer delivering to the Seller the Purchase Price (the “Purchase”).

(b)       Closing. The consummation of the transactions contemplated hereby pursuant to the terms and conditions hereof (the “Closing”) shall occur on the date hereof, at such time as shall be determined by the parties, or on such other date and at such other time determined by the parties (the “Closing Date”). Absent another determination of the parties, the Closing shall take place at the offices of Baker & Hostetler LLP, 600 Anton Boulevard, Suite 900, Costa Mesa, California 92626.

(c)       Delivery at Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Buyer shall deliver to the Seller 12,500,000 common shares of GOPH.

3.            Representations and Warranties of the Seller. As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated herein, each of the following representations and warranties is made by the Seller to the Buyer as of the date hereof:

(a)       Ownership. The Seller has good and marketable title to the JV Interest, and is the sole owner of record and beneficial owner of the JV Interest. The JV Interest is free and clear of any Liens. The Seller has the full and unrestricted right, power, and authority to sell and transfer the JV Interest to the Buyer. Upon delivery of the JV Interest to the Buyer and payment by the Buyer to the Seller of the consideration therefor, the Buyer will acquire good and marketable title to the JV Interest and all of the assets related thereto that are held or controlled by the Seller or an Affiliate thereof, free and clear of all Liens, except as are set forth on Schedule 3(a) attached hereto.1 The Seller further represents and warrants that the Seller does not own, or have any other ownership interest in the Company, beneficial or otherwise, or possess any right entitling the Seller to receive any such ownership interest in the Company other than the JV Interest that is being sold to the Buyer at the Closing, on the terms and subject to the conditions contemplated by this Agreement.

(b)       Authority. The Seller has the requisite power and authority to enter into and perform this Agreement and to carry out its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Seller and this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of the rights of creditors generally and (ii) the availability of equitable remedies (including, without limitation, specific performance and injunctive relief).

(c)       No Conflict. Neither the execution, delivery and performance of this Agreement nor the compliance with, or fulfillment of, the terms, conditions and provisions hereof by the Seller shall conflict with, result in a breach of the terms, conditions, or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination, or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon the JV Interest, under: (i) any note, instrument, agreement, mortgage, lease, permit, right or obligation to which the Seller is a party or the JV Interest is subject or by which the Seller is bound; (ii) any court order to which the Seller is a party or the JV Interest is subject or by which the Seller is bound; or (iii) any requirements of laws, rules or regulations affecting the Seller, or the JV Interest or otherwise applicable to the transactions contemplated by this Agreement.

(d)       Informed Investment Decision. The Seller has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the sale contemplated by this Agreement and has made an independent decision to sell the JV Interest. Based on the knowledge and experience of the Seller, it has reviewed the merits and risks of the transactions contemplated by this Agreement, and, where necessary, has reviewed all material information. The Seller is entering into this Agreement freely and understands and expressly accepts and assumes the economic and market risk associated with the transactions contemplated by this Agreement. The Seller acknowledges that the value of the JV Interest in the future may be substantially higher than the Purchase Price, but nevertheless desires to sell the JV Interest for the Purchase Price. The Seller has been advised to, and given the opportunity to, consult with counsel of the Seller’s own choosing with respect to this Agreement, and has not relied upon counsel for the Buyer or the Company in connection with this Agreement. The Seller has not relied on any information (in any form, whether written or oral) furnished by the Buyer or the Company, or their respective representatives, in making its decision to effect the transactions contemplated by this Agreement.

(e)       Material Non-Public Information. The Seller acknowledges that the Buyer and the Company and their respective Affiliates, officers, and directors, may possess material non-public information not known to the Seller regarding or relating to the Company, including, but not limited to, information concerning the business, financial condition, results of operations, prospects or other plans of the Company, and that the Seller has not received or requested any such information, and the Seller agrees that neither the Buyer nor any of its Affiliates, officers, or directors shall have any liability whatsoever to the Seller with respect to the nondisclosure of any such material non-public information, whether before or after the date of this Agreement.

(f)       Brokers’ and Finders’ Fees. There is no investment banker, broker, or finder who has been retained by, or is authorized to act on behalf of, the Seller who is entitled to any fee or commission or reimbursement of expenses from the Seller in connection with the Purchase.

4.            Indemnification.

(a)       Survival Provisions. The representations, warranties, and covenants of the Seller contained in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby.

(b)       Indemnification of the Buyer and Certain Other Parties. The Seller hereby covenants and agrees to indemnify and hold harmless the Company and the Buyer and their respective officers, directors, members, managers, employees, subsidiaries and Affiliates, representatives, and agents and the respective successors and assigns of each of the foregoing from and against any and all claims, actions, losses, demands, proceedings, obligations, costs, losses in value, expenses, settlement payments, awards, damages, judgments, fines, penalties, deficiencies, assessments, encumbrances, and other liabilities of any kind or nature whatsoever, including, without limitation, reasonable attorneys’ fees, arising out of, relating to, or resulting from any inaccuracy in or breach of any representation, warranty or covenant made by the Seller in this Agreement.

(c)       Indemnification Payments. Any indemnity payments required to be made by the Seller under this Article 4 shall be made promptly by wire transfer of immediately available funds.

5.            Additional Agreements.

(a)       Confidentiality. The Seller agrees that the Seller will not, either directly or indirectly, divulge to any Person, or use any of the Confidential and Proprietary Information, unless such disclosure or use is required by law or regulation applicable to the Seller.

(b)       Non-disparagement. The Seller agrees to not make, participate in the making of, or encourage any Person to make, any statements, written or oral, that, or could be deemed to, disparage or defame the goodwill or reputation of the Buyer or the Company or their respective products, services, agents, representatives, managers, officers, members, attorneys, employees, vendors, subsidiaries, affiliates, successors, or assigns, or any Person acting by, through, under, or in concert with any of them.

(c)       Release. Each of parties hereto hereby irrevocably and unconditionally waives, releases, and discharges the other party, their respective predecessors, successors, subsidiaries, Affiliates, and each of their respective directors, managers, officers, employees, attorneys, agents and representatives (collectively, the “Released Parties”) from, and with respect to, any and all debts, demands, actions, causes of action, suits, covenants, contracts, claims, liabilities of any kind or nature whatsoever, both in law and in equity, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown (severally and collectively, “Claims”), that such party or other Person now has, ever had or may in the future have against the Released Parties by reason of any matter, cause or thing that has happened, developed or occurred, except for any surviving obligations under this Agreement and Claims related to the rights and obligations preserved by, created by, or otherwise arising out of this Agreement. Without limiting the generality of the foregoing, the Seller waives all rights under California Civil Code Section 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The foregoing release is a bargained for and essential element of the consideration for the parties hereto to enter into this Agreement.

6.            General Provisions.

(a)       Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given: (i) if delivered personally, upon delivery; (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed; or (iii) if sent for overnight delivery by FedEx or other nationally recognized overnight delivery service, upon the day after the date sent by FedEx or other nationally recognized overnight delivery service, in each case to the parties at the following addresses: (A) if to the Buyer, to the address of the Buyer set forth on the signature page hereto, or at such other address as the Buyer may designate by one of the indicated means of notice provided for herein to the other party hereto; and (B) if to the Seller, to the address of the Seller set forth on the signature page hereto, or at such other address as the Seller may designate by one of the indicated means of notice provided for herein to the other party hereto.

(b)       Severability. If any term or provision of this Agreement or the application thereof to any circumstances shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

(c)       Third-Party Rights. This Agreement shall not create benefits on behalf of any other Person not a party to this Agreement, and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

(d)       Entire Agreement. This Agreement, including the other agreements and documents referred to herein, contains the entire agreement and understanding of the parties hereto with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, among the parties with respect to such subject matter.

(e)       Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

(f)       Counterparts. This Agreement may be executed in one or more counterparts, including electronically transmitted counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

(g)       Recitals and Schedules. The recitals and schedules to this Agreement are incorporated herein and made a part hereof as if fully set forth at length herein.

(h)       Interpretation; Construction. When a reference is made in this Agreement to articles, sections, exhibits, or schedules, such reference shall be to an article, section, exhibit, or schedule of or to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” As used in this Agreement, the masculine, feminine, or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. Article, section, and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The parties hereto agree that they have been represented by counsel during the negotiation, preparation, and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(i)       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

(j)       Attorneys’ Fees. In the event of any dispute related to or based upon this Agreement which is resolved pursuant to Section 6(k), the prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.

(k)       Arbitration. Each of the parties hereto irrevocably waives any right to trial by jury and irrevocably agrees that any disputes arising out of or relating to this Agreement or any other agreement or instrument executed in connection herewith or in connection with the transactions contemplated hereby shall be submitted to binding arbitration in accordance with the then effective commercial dispute resolution procedures of JAMS, Inc. Any such arbitration proceeding shall be conducted in Los Angeles County, California and the parties hereby irrevocably consent to such location and waive any right to assert any claim that such location is an inconvenient forum for resolving any such disputes. The aforementioned choice of forum is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation or arbitration between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 6(k). The compensation of the arbitrator, and the administrative costs of the arbitration, shall be borne by the parties in the manner set forth in the arbitration award, as determined by the arbitrator.

(l)        Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party entitled to the benefits thereof. Any waiver effected pursuant to this Section 6(l) shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power, or privilege shall operate as a waiver thereof, and no single or partial exercise of any right, power, or privilege preclude the exercise of any other right, power, or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement.

(m)       Amendment. No supplement, modification, amendment, or waiver of this Agreement shall be enforceable unless executed in writing by the party against which enforcement is sought.

(n)       Cumulative Remedies. All rights and remedies of the parties hereto are cumulative with and not exclusive of any other right or remedy a party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

(o)       Further Assurances. At the Buyer’s request, the Seller shall, without further consideration, execute and deliver to the Buyer such instruments of transfer, conveyance and assignment as shall be requested to transfer, convey and assign the Interests to the Buyer and otherwise to effect the transactions contemplated by this Agreement.

(p)       Expenses. Each of party shall be responsible for and shall bear all of its own fees, costs, and expenses incurred in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

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 IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the Effective Date.

GUARDIAN PATCH, LLC

By:	/s/ Ben Clymer
Name: Ben Clymer
Title: Managing Member

Address:

12203 Magnolia Blvd

Riverside, CA 92503

GOPHER PROTOCOL, INC.

By:	/s/ Douglas Davis
Name: Douglas Davis
Title: Interim CEO

Address:

2500 Broadway F-125

Santa Monica, CA 90404